As filed with the Securities and Exchange Commission on November 8, 2023.

Registration No. 333-263225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-263225

UNDER

THE SECURITIES ACT OF 1933

Amneal Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-4225266
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, New Jersey 08807

Telephone: (908) 947-3120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason B. Daly

Senior Vice President, Chief Legal Officer and Corporate Secretary

400 Crossing Boulevard

Bridgewater, New Jersey 08807

Telephone: (908) 947-3120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Richard A. Fenyes

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-263225) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Amneal Pharmaceuticals, Inc. (formerly “Amneal NewCo Inc.”), a Delaware corporation (the “Successor Registrant”), as the successor registrant to Amneal Intermediate Inc. (formerly “Amneal Pharmaceuticals, Inc.”), a Delaware corporation (the “Predecessor Registrant”), to reflect a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Reorganization”).

The Reorganization was completed on November 7, 2023 pursuant to the Agreement and Plan of Merger, dated as of November 7, 2023 (the “Merger Agreement”), among the Successor Registrant, the Predecessor Registrant and Amneal Merger Sub 1 Inc., a Delaware corporation (“Merger Sub”) and a direct wholly-owned subsidiary of the Successor Registrant, pursuant to which Merger Sub was merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct wholly owned subsidiary of the Successor Registrant. The Successor Registrant changed its name from “Amneal NewCo Inc.” to “Amneal Pharmaceuticals, Inc.” and the Predecessor Registrant changed its name from “Amneal Pharmaceuticals, Inc.” to “Amneal Intermediate Inc.”

In accordance with the terms of the Merger Agreement, (i) each outstanding share of the Predecessor Registrant’s Class A common stock, par value $0.01 per share (the “Predecessor Class A Common Stock”), was converted into one share of the Successor Registrant’s Class A common stock, par value $0.01 per share, evidencing the same proportional interests in the Successor Registrant and having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as a share of the Predecessor Class A Common Stock immediately prior to the Reorganization, and (ii) the Successor Registrant adopted organizational documents substantially identical to those of the Predecessor Registrant and assumed certain obligations of the Predecessor Registrant, in each case, to enable the Successor Registrant to offer and sell the securities listed in the Registration Statement on the same terms and conditions as the Predecessor Registrant prior to the Reorganization.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The information set forth in this item is incorporated by reference from Item 14 of Registration Statement Form S-3, File No. 333-263225.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information set forth in this item is incorporated by reference from Item 15 of Registration Statement on Form S-3, File No. 333-263225.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules. None.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in Exhibit 107 in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2023, by and among Amneal Pharmaceuticals, Inc. (formerly Amneal NewCo Inc.), Amneal Intermediate Inc. (formerly Amneal Pharmaceuticals, Inc.) and Amneal Merger Sub 1 Inc. (incorporated by reference to Exhibit 2.1 to Amneal Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38485) filed with the SEC on November 8, 2023)

3.1	Amended and Restated Certificate of Incorporation of Amneal Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Amneal Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38485) filed with the SEC on November 8, 2023)

3.2	Amended and Restated Bylaws of Amneal Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to Amneal Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38485) filed with the SEC on November 8, 2023)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in signature page of this Registration Statement)

24.2**	Power of Attorney of Deborah M. Autor

*	Incorporated by reference to the Predecessor Registrant’s Registration Statement on Form S-3 (Registration No. 333-263225), filed on March 2, 2022.
**	Incorporated by reference to Amendment No. 1 to the Predecessor Registrant’s Registration Statement on Form S-3 (Registration No. 333-263225), filed on March 2, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 8th day of November, 2023.

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Anastasios Konidaris
Name: Anastasios Konidaris Title: Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Chirag Patel Chirag Patel	President, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	November 8, 2023

/s/ Chintu Patel Chintu Patel	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	November 8, 2023

/s/ Anastasios Konidaris Anastasios Konidaris	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2023

* Paul M. Meister	Chairman of the Board and Director	November 8, 2023

* Emily Peterson Alva	Director	November 8, 2023

* Deb Autor	Director	November 8, 2023

* J. Kevin Buchi	Director	November 8, 2023

* Jeffrey P. George	Director	November 8, 2023

* John J. Kiely, Jr.	Director	November 8, 2023

* Ted Nark	Director	November 8, 2023

* Gautam Patel	Director	November 8, 2023

* Shlomo Yanai	Director	November 8, 2023

* By:	/s/ Anastasios Konidaris
Anastasios Konidaris
Attorney-In-Fact
November 8, 2023